EXHIBIT 10.1

December 31, 2019

Warren L. Troupe

2590 East Long Lane

Greenwood Village, CO 80121

Re:  Resignation from UDR, Inc.

Dear Warren:

This letter (this "Letter Agreement") reflects our agreement with respect to your retirement as Senior Executive Vice President from UDR, Inc. (the "Company") on March 31, 2020 (the "Resignation Date").

1. Vacation Pay. You will be paid an amount equal to all accrued but unused vacation up to the Resignation Date, which will be included in your final paycheck.

2. Consideration.  In consideration of your execution of this Letter Agreement and the Release Agreement attached hereto as Exhibit A (the “Release Agreement”), and contingent upon the expiration of all applicable revocation periods without revocation, the Company agrees as follows:

(a)You may continue to participate in the Company’s group health insurance plans at the same dependent coverage level as immediately prior to the Retirement Date.  Coverage will continue until the first to occur of (i) March 31, 2025; (ii) your employment by a third party (a third party shall not be deemed to include an entity of which all of the outstanding capital stock or ownership interests are owned by you or your immediate family), or (iii) you default in the payment of or no longer continue to pay your portion of the premium (individually and collectively, the “Transition Period”).  During the Transition Period, the Company shall continue to pay its portion of the premiums and you will pay your portion of the premiums.  At the end of the Transition Period, if you do not have health insurance from another employer, you may continue coverage through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) at your own expense.

(b)If you execute and deliver to the Company this Letter Agreement, execute the Release Agreement on or after the Resignation Date and deliver it to the Company, and do not revoke

1745 Shea Center Dr., Suite 200
Highlands Ranch, CO 80129

Tel:  720.283.6120
Fax: 720.283.2453

www.udr.com

Warren L. Troupe

December 31, 2019

this Letter Agreement as provided in Section 6 or the Release Agreement as provided in Section 2 thereof, and you remain in good standing in the Company’s employment until the Resignation Date, the following Class 2 LTIP Unit Awards shall be measured on the close of business on December 31, 2019 and shall fully vest on the Resignation Date:

(i)2018-2020 LTI 29,501 Class 2 LTIP Units awarded to you under the Class 2 LTIP Unit Award Agreement dated January 2, 2018; and

(ii)2019-2021 LTI 26,267 Class 2 LTIP Units remaining unvested that were awarded to you under the Class 2 LTIP Unit Award Agreement dated January 2, 2019.

(c)If you execute and deliver to the Company this Letter Agreement, execute the Release Agreement on or after the Resignation Date and deliver it to the Company,  and do not revoke this Letter Agreement as provided in Section 6 or the Release Agreement as provided in Section 2 thereof, and you remain in good standing in the Company’s employment until the Resignation Date, you will be paid a prorated bonus for 2020 within two (2) business days’ following the Release Effective Date (as defined in the Release Agreement).

(d)If you execute and deliver to the Company this Letter Agreement, execute the Release Agreement on or after the Resignation Date and deliver it to the Company,  and do not revoke this Letter Agreement as provided in Section 6 or the Release Agreement as provided in Section 2 thereof, and you remain in good standing in the Company’s employment until the Resignation Date, you will be eligible to provide consulting services to the Company as an independent contractor pursuant to the terms and conditions of the Consulting Agreement attached hereto as Exhibit B.

3. Expenses.  Your expense report for expenses incurred through the Resignation Date must be received within three business days after the Resignation Date.  You will be reimbursed for expenses incurred through the Resignation Date in accordance with ordinary Company reimbursement practices and policies.  If a final accounting of these new expenditures indicates that you owe the Company any amount (e.g., for charges to Company accounts) after your expense reports have been processed, you must pay such amount within three days after the Resignation Date.

4. Compliance Warranty.  Your acceptance of the payments set forth in Section 2 above shall be deemed to be a representation and warranty by you that you are not aware of any compliance issues, concerns, or any violations or suspected violations of laws, policies or regulations other than those, if any, that you have brought to the attention of Thomas W. Toomey before the Resignation Date.

5. General Release of Claim and Covenant Not to Sue.

(a) In consideration of the benefits provided to you under this Letter Agreement, and except for the obligations created by this Letter Agreement, you knowingly and voluntarily release and forever discharge the Company, its parents, divisions and its affiliates, as well as their respective officers, directors, employees, stockholders, agents, attorneys, insurers, representatives,

Warren L. Troupe

December 31, 2019

assigns and successors, past and present, and each of them (hereinafter together and collectively referred to as the "Released Parties") of, with respect to and from any and all demands, actions, causes of action, suits, damages, losses, expenses and claims of any kind, known and unknown, suspected or unsuspected, against the Released Parties, which you, your heirs, executors, administrators, successors, and assigns (together and collectively "Executive") have or may have through the Effective Date, including, but not limited to, any alleged violation of:

The National Labor Relations Act, as amended;

Title VII of the Civil Rights Act of 1964, as amended;

Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

The Employee Retirement Income Security Act of 1974, as amended;

The Immigration Reform Control Act, as amended;

The Americans with Disability Act of 1990, as amended;

The Age Discrimination in Employment Act of 1967, as amended, except for claims that cannot be released as a matter of law;

The Fair Labor Standards Act, as amended;

The Occupational Safety and Health Act, as amended;

The Equal Pay Act;

The Family and Medical Leave Act of 1993;

all Colorado laws concerning the workplace; and/or

any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; based upon any covenant of good faith and fair dealing, implied or express contract, wrongful discharge, promissory estoppel, equitable estoppel, employee benefit, violation of public policy, negligent or intentional infliction of emotional distress, defamation, false light, compelled self-publication, fraud, misrepresentation, invasion of privacy, assault, battery, tortious interference with a contract, tortious interference with a business relationship or economic interest, negligent retention, negligent hiring, negligent supervision, negligence, negligent misrepresentation, gross negligence, loss of consortium, equity or any intentional or other tort; and/or

(i) Arising out of or related to the Released Parties' personnel practices, policies, or procedures; and

(ii) Arising out of or related to Executive’s employment or the initiation, existence or cessation of Executive’s employment with the Released Parties, including any claims for salary,

Warren L. Troupe

December 31, 2019

wages, severance pay, vacation pay, sick pay, bonuses, and any other compensation or benefit of any nature; and

(iii) Arising out of or related to any statements or representations to or about Executive; and

(iv) Arising out of or related to any other wrong, injury or loss allegedly suffered by Executive; and

(v) any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters (collectively the "Released Claims").

To the maximum extent allowed by law, you waive the right to sue or initiate against the Released Parties any action or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state or local law, statute or regulation pertaining in any manner to the Released Claims.

This is intended to be a general release of all claims, so, to the extent you still possess any viable claims or causes of action against the Released Parties, to the maximum extent allowed by law, you hereby assign to the Company all such claims.

(b) The release set forth in Section 5(a) above does not waive claims (i) for unemployment or workers’ compensation, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date you sign this Letter Agreement, (iii) that may arise after the Effective Date or (iv) which cannot be released by private agreement.  The release set forth in Section 5(a) does not bar you from (i) filing suit to challenge a release of age discrimination claims pursuant to the Older Workers Benefit Protection Act, or (ii) filing a charge with an administrative agency provided that you cannot recover any economic or injunctive relief for yourself as a result of such charge.  You understand that if this Letter Agreement had not been signed, you would have the right to voluntarily assist other individuals or entities in bringing claims against the Company.  To the maximum extent allowed by applicable law, you waive the right to voluntarily assist other individuals or entities in bringing claims against the Company and, unless your assistance is specifically sought by a governmental entity or compelled by applicable law or valid court order, you agree not to aid or assist others in their pursuit of claims against the Company.

(c) Except for the obligations created by this Letter Agreement, the Company hereby covenants not to sue and releases and forever discharges you from any and all claims, known and unknown, which the Company has or may have against you, including all claims arising from your position as Senior Executive Vice President or as an employee of the Company or its subsidiaries or affiliates and the termination of that relationship (and specifically including any and all claims related to prior promises or contracts of employment), has or may have through the Effective Date; provided, however, the Company does not release you with respect to claims arising out of or relating to fraud, gross negligence, or willful misconduct.

6. ADEA RELEASE. The Company advises Executive to consult with an attorney prior to signing this Agreement. Executive understands that he has twenty-one (21) days to consider

Warren L. Troupe

December 31, 2019

whether to sign this Agreement (the “Consideration Period”).  Executive must return this signed Agreement to the Company within the Consideration Period.  If Executive signs and returns this Agreement before the end of the Consideration Period, it is because he has freely chosen to do so after carefully considering its terms. As discussed above, you are releasing the Company from, among other things, any claim you might currently have against the Company and related parties that may have arisen under the Age Discrimination in Employment Act (“ADEA”) as amended by the Older Worker’s Benefit Protection Act of 1990 (“OWBPA”), but this Agreement does not cover any rights or claims that may arise under the ADEA as amended by the OWBPA after the date of execution of this Agreement Executive further understands that he has seven (7) days following execution of this Agreement to validly revoke this Agreement.  Such right of revocation constitutes a unilateral right afforded to Executive and the Company shall have no such right of revocation.  Any revocation within this period must be submitted, in writing, to UDR, Inc., c/o Thomas W. Toomey, Chairman and Chief Executive Officer, 1745 Shea Center Drive, Suite 200, Highlands Ranch, CO 80129, by certified mail, return receipt requested, post-marked within seven (7) days of execution of this Agreement and state, "I hereby revoke my acceptance of the Agreement."  This Agreement shall not become effective or enforceable until the revocation period has expired without revocation (the “Release Effective Date”).  If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Colorado, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday in Colorado.  If it is not validly revoked, this Agreement will become irrevocable and enforceable on the eighth day after Executive signs this Agreement.  Executive agrees with the Company that changes to this Letter Agreement, whether material or immaterial, do not restart the running of the Consideration Period.

7. No Claims Exist.  You confirm that no claim, charge, complaint, or action exists pertaining in any manner to the Released Claims in any forum or form.  You further confirm that you have not assigned or transferred to any third party any of the Released Claims.  In the event that any such claim, charge, complaint or action is filed, you shall not be entitled to recover any relief or recovery therefrom, including costs and attorney's fees.  Similarly, the Company confirms to you that no claim, charge, complaint, or action exists pertaining in any manner to the claims being released against you in any forum or form.  The Company further confirms that it has not assigned or transferred to any third party any of the claims being released against you.  In the event that any such claim, charge, complaint or action is filed, the Company shall not be entitled to recover any relief or recovery therefrom, including costs and attorney's fees.

8. Cooperation.  You agree to cooperate with the Released Parties regarding any pending or subsequently filed litigation, claims or other disputes involving the Released Parties that relate to matters within your knowledge or responsibility, including, without limitation, any potential claim or action by the Company against a third party.  Without limiting the foregoing, you agree (i) to meet with Released Party’s representatives, its counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (ii)  to appear, at the request of Company, at any deposition, administrative proceeding or trial in any pending or future litigation; (iii) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (iv) to provide the Company with notice of contact by any adverse party or such adverse party’s representative, except as may be required by law.  Except as prohibited by

Warren L. Troupe

December 31, 2019

law, the Company will reimburse you for reasonable documented expenses including legal fees for any counsel approved by the Company to represent you in connection with the cooperation described in this paragraph except that it will not compensate you for any time testifying at any proceeding.

9. Non-Disparagement.  You agree not to make statements to members of the public that are in any way disparaging or negative towards the Company, any of its affiliates, or the products, services, representatives or employees of any of the foregoing except as required by subpoena or government agency having jurisdiction over the matter at issue.  Similarly, the Company agrees that none of its executive officers or directors shall make statements to third parties that are in any way disparaging or negative towards you except as required by subpoena or government agency having jurisdiction over the matter at issue.

10. Performance of Duties.  In partial consideration of the benefits provided to you by the Company under this Letter Agreement and as a condition precedent to your receipt thereof, to which you are not otherwise entitled, until the Resignation Date you agree to continue to perform your duties and responsibilities as Senior Executive Vice President.  During the period between the date of this Letter Agreement and the Resignation Date you are subject to termination in the same manner as other employees of the Company which, if it occurred, would render you ineligible to receive the benefits set forth in Section 2 above.

11. Protected Rights.

(a) You understand that nothing in this Letter Agreement is intended to or does limit your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safe and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  You further understand that this Letter Agreement does not limit your ability to communicate with Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information.  This Letter Agreement does not limit your right to receive an award from any Government Agency for information provided to a Government Agency.

(b) Notwithstanding anything in this Letter Agreement to the contrary, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Accordingly, you have the right to disclose in confidence trade secrets to a federal, state or local government official, or to an attorney, for the sole purpose of reporting or investigating a suspected violation and the right to disclose trade secrets in a document filed in a lawsuit or other proceeding but only if the filing is made under seal.  Nothing in this Letter Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. §1833(b).

Warren L. Troupe

December 31, 2019

12. Joint Preparation of Agreement.  This Letter Agreement is deemed to have been drafted jointly by the parties.  In any interpretation of this Letter Agreement, the provisions of this Letter Agreement shall not be interpreted or construed against any party on the basis that the party was the drafter.

13. Severability.  If any provision of this Letter Agreement is determined to be invalid or unenforceable, in whole or in part, such determination will not affect any other provision of this Letter Agreement.  For example, if the release of a particular claim is held by a court to be invalid or unenforceable, such ruling will not affect the releases of any other claims.

14. Entire Agreement.  This Letter Agreement contains the entire agreement between you and the Company and is the complete, final and exclusive embodiment of our agreement with regard to your resignation.  It is entered into without reliance on any promise or representation other than those expressly contained herein, and it may not be modified except in writing signed by you and an officer of the Company.

15. Notices.  Except as set forth in Section 6, any notice or communication required or permitted under this Letter Agreement shall be in writing and shall be deemed received (a) on the date personally delivered, (b) the same day of sending by email, (c) the next day after sending via Federal Express or any other next-day carrier service, or (d) the third day after mailing via first-class mail, return receipt requested, to a party at the address specified below or such other address as designated from time to time:

To you at:

Warren L. Troupe

2590 East Long Lane

Greenwood Village, CO 80121

Email: warren@troupelandandcattle.com

To UDR, Inc. at:

UDR, Inc.

1745 Shea Center Drive, Suite 200

Highlands Ranch, Colorado 80129

Attn: Thomas W. Toomey

Email: ttoomey@udr.com

16. Governing Law.  This Letter Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, as applied to contracts made and performed entirely within the State of Colorado.

Warren L. Troupe

December 31, 2019

Please sign and return this Letter Agreement to me, keeping a copy for yourself.  Our sincerest best wishes in your future endeavors.

Sincerely,

UDR, Inc.

/s/ Thomas W. Toomey
Thomas W. Toomey
Chairman and Chief Executive Officer

Accepted and Agreed:

Date:	December 31, 2019	By:	/s/ Warren L. Troupe
Warren L. Troupe

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement ("Agreement") is made as of March 31, 2020 between UDR, Inc., a Maryland corporation, having a principal place of business at 1745 Shea Center Drive, Suite 200, Highlands Ranch, CO 80129 (the "Company"), and Warren L. Troupe, with an address of 2590 East Long Lane, Greenwood Village, CO 80121 ("Executive").

In consideration of the Company’s agreement to pay Executive severance pay as referenced in Section 2 of the Letter Agreement between the Company and Executive dated December 31, 2019 (the “Letter Agreement”), the Company and Executive agree as follows:

1.General Release of Claim and Covenant Not to Sue.

(a) In consideration of the benefits provided to Executive under this Agreement, Executive knowingly and voluntarily releases and forever discharges the Company, its parents, subsidiaries, divisions and its affiliates, as well as their respective officers, directors, employees, stockholders, agents, attorneys, insurers, representatives, assigns and successors, past and present, and each of them (hereinafter together and collectively referred to as the "Released Parties") of, with respect to and from any and all demands, actions, causes of action, suits, damages, losses, expenses and claims of any kind, known and unknown, suspected or unsuspected, against the Released Parties, which Executive, Executive’s heirs, executors, administrators, successors, and assigns (together and collectively with Executive "Executive") have or may have through the Release Effective Date (defined in Section 2 below), including, but not limited to, any alleged violation of:

The National Labor Relations Act, as amended;

Title VII of the Civil Rights Act of 1964, as amended;

Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

The Employee Retirement Income Security Act of 1974, as amended;

The Immigration Reform Control Act, as amended;

The Americans with Disability Act of 1990, as amended;

The Age Discrimination in Employment Act of 1967, as amended, except for those claims that cannot be released as a matter of law;

The Fair Labor Standards Act, as amended;

The Occupational Safety and Health Act, as amended;

The Equal Pay Act;

The Family and Medical Leave Act of 1993;

all Colorado laws concerning the workplace; and/or

any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; based upon any covenant of good faith and fair dealing, implied or express contract, wrongful discharge, promissory estoppel, equitable estoppel, employee benefit, violation of public policy, negligent or intentional infliction of emotional distress, defamation, false light, compelled self-publication, fraud, misrepresentation, invasion of privacy, assault, battery, tortious interference with a contract, tortious interference with a business relationship or economic interest, negligent retention, negligent hiring, negligent supervision, negligence, negligent misrepresentation, gross negligence, loss of consortium, equity or any intentional or other tort; and/or

(i)Arising out of or related to the Released Parties' personnel practices, policies, or procedures; and

(ii)Arising out of or related to Executive’s employment or the initiation, existence or cessation of Executive’s employment with the Released Parties, including any claims for salary, wages, severance pay, vacation pay, sick pay, bonuses, and any other compensation or benefit of any nature; and

(iii)Arising out of or related to any statements or representations to or about Executive; and

(iv)Arising out of or related to any other wrong, injury or loss allegedly suffered by Executive; and

(v)Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters (collectively the "Released Claims").

To the maximum extent allowed by law, Executive waives the right to sue or initiate against the Released Parties any action or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state or local law, statute or regulation pertaining in any manner to the Released Claims.

This is intended to be a general release of all claims, so, to the extent Executive still possesses any viable claims or causes of action against the Released Parties, to the maximum extent allowed by law, Executive hereby assigns to the Company all such claims.

(b) The release set forth in Section 1(a) above does not waive claims (i) for unemployment or workers’ compensation, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Executive signs this Agreement, (iii) that may arise after the Release Effective Date or (iv) that cannot be released by private agreement.  The release set forth in Section 1(a) does not bar Executive from (i) filing suit to challenge a release of age discrimination claims pursuant to the Older Workers Benefit Protection Act, or (ii) filing a charge with an administrative agency provided that Executive cannot recover any economic or injunctive relief from the Company for himself as a result of such charge.  Executive understands that if this Agreement had not been signed, Executive would have the right to voluntarily assist other individuals or entities in bringing claims against the Company.  To the maximum extent allowed by applicable law, Executive waives the right to voluntarily assist other individuals or entities in bringing claims against the Company and, unless Executive’s assistance is specifically sought by a governmental entity or compelled by applicable law or valid court order in which case Executive shall notify the Company, Executive agrees not to aid or assist others in their pursuit of claims against the Company.

(c) Except for the obligations created by this Agreement, the Company hereby covenants not to sue and releases and forever discharges Executive from any and all claims, known and unknown, which the Company has or may have against Executive, including all claims arising from Executive’s position as Senior Executive Vice President or as an employee of the Company or its subsidiaries or affiliates and the termination of that relationship (and specifically including any and all claims related to prior promises or contracts of employment), as of the date of this Agreement; provided, however, the Company does not release Executive with respect to claims arising out of or relating to fraud, gross negligence or willful misconduct.

2.ADEA RELEASE.  The Company advises Executive to consult with an attorney prior to signing this Agreement.  Executive understands that he has twenty-one (21) days to consider whether to sign this Agreement (the “Consideration Period”).  Executive must return this signed Agreement to the Company within the Consideration Period.  If Executive signs and returns this Agreement before the end of the Consideration Period, it is because he has freely chosen to do so after carefully considering its terms. As discussed above, you are releasing the Company from, among other things, any claim you might currently have against the Company and related parties that may have arisen under the Age Discrimination in Employment Act (“ADEA”) as amended by the Older Worker’s Benefit Protection Act of 1990 (“OWBPA”), but this Agreement does not cover any rights or claims that may arise under the ADEA as amended by the OWBPA after the date of execution of this Agreement Executive further understands that he has seven (7) days following execution of this Agreement to validly revoke this Agreement.  Such right of revocation constitutes a unilateral right afforded to Executive and the Company shall have no such right of revocation.  Any revocation within this period must be submitted, in writing, to UDR, Inc., c/o Thomas W. Toomey, Chairman and Chief Executive Officer, 1745 Shea Center Drive, Suite 200, Highlands Ranch, CO 80129, by certified mail, return receipt requested, post-marked within seven (7) days of execution of this Agreement and state, "I hereby revoke my acceptance of the Agreement."  This Agreement shall not become effective or enforceable until the revocation period has expired without revocation (the “Release Effective Date”).  If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Colorado, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday in Colorado.  If it is not validly revoked, this Agreement will become irrevocable and enforceable on the eighth day after Executive signs this Agreement.   Executive agrees with the Company that

changes to this Agreement, whether material or immaterial, do not restart the running of the Consideration Period.

3.No Claims Exist.  You confirm that no claim, charge, complaint, or action exists pertaining in any manner to the Released Claims in any forum or form.  You further represent that you have not assigned or transferred to any third party any of the Released Claims.  In the event that any such claim, charge, complaint or action is filed, you shall not be entitled to recover any relief or recovery therefrom, including costs and attorney's fees and you will indemnify the Released Parties for all costs, including attorneys’ fees, incurred in connection with the defense of any such claims.  The Company further confirms that it has not assigned or transferred to any third party any of the claims being released against you.  In the event that any such claim, charge, complaint or action is filed, the Company shall not be entitled to recover any relief or recovery therefrom, including costs and attorney's fees.

4.Non-Admission.  This Agreement shall not be construed as an admission by the Company of any liability or acts of wrongdoing or unlawful discrimination, nor shall it be considered to be evidence of such liability, wrongdoing or unlawful discrimination.

5.Protected Rights.  Executive understands that nothing in this Agreement is intended to or does limit Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safe and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  Executive further understand that this Agreement does not limit Executive’s ability to communicate with Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information.  This Agreement does not limit Executive’s right to receive an award from any Government Agency for information provided to a Government Agency.

6.Entire Agreement.  This Agreement contains the entire agreement between Executive and the Company and is the complete, final and exclusive embodiment of the agreement with regard to the subject matter.  It is entered into without reliance on any promise or representation other than those expressly contained herein, and it may not be modified except in writing signed by Executive and an officer of the Company.

7.Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, as applied to contracts made and performed entirely within the State of Colorado.

8.Counterparts.  This Agreement may be executed by the parties in separate counterparts.  All such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

UDR, INC.

By:
Name:	Thomas W. Toomey
Title:	Chairman and Chief Executive Officer

EXECUTIVE

Warren L. Troupe

EXHIBIT B

CONSULTING AGREEMENT

December 31, 2019

WLT, LLC

c/o Warren L. Troupe

2590 East Long Lane

Greenwood Village, CO 80121

Re:  Consulting Agreement

Dear Warren:

As we have discussed, we are interested in retaining your services to assist UDR, Inc. (the “Company”) as set forth herein.

This Consulting Agreement (“Agreement”) sets forth the terms of our agreement concerning your engagement with the Company.

1.Services.  You agree that you will cause all Services to be performed by Warren L. Troupe and you will act as a Senior Advisor to the Office of the Chairman reporting to Thomas W. Toomey, Chairman and Chief Executive Officer as may be reasonably agreed to by Mr. Toomey and you (collectively the “Services”).

2.Term and Termination.  The term of this Agreement shall commence on April 1, 2020 (the “Effective Date”) and continue until December 31, 2022 and for each year thereafter, unless either party gives 90 days’ written notice before the commencement of the next annual installment or major portion thereof  to the other party of its intent not to continue the Agreement  (the “Term”).  This Agreement may be terminated with or without cause by you or the Company at any time upon 90 days’ prior written notice and without liability or continuing obligation to you or the Company (except for any compensation earned and expenses incurred by you to the date of termination.)

3.Fees and Expenses.  In connection with the Services and during the Term, the Company will pay the following compensation:

1745 Shea Center Dr., Suite 200
Highlands Ranch,  CO 80129

Tel: 720.283.6120
Fax: 720.283.2453

www.udr.com

WLT, LLC

December 31, 2019

(a) The Company will pay you a monthly fee of $150,000, payable in advance on the first business day of each month.
(b) In addition, you may be awarded bonuses from time to time at the discretion of the Chairman and Chief Executive Officer.

(c) Expenses.  In addition to any fees payable to you, the Company will promptly reimburse you, from time to time upon request, for all reasonably documented travel and other expenses incurred in performing the Services.

4.Schedule.  You will perform the Services under this Agreement from either a location selected by you or an office to be provided to you by the Company at the Company’s office at Shea Center Drive.  You shall be available to perform the Services at such times as mutually agreed between Mr. Toomey and Mr. Troupe.

5.Consultation.  In performing services under this Agreement, you will consult and coordinate with Thomas W. Toomey, and/or such other person(s) as may be designated from time to time by Thomas W. Toomey.

6.Independent Contractor Status.

(a) Your status shall at all times be that of an independent contractor. Under no circumstances shall you be considered an employee of the Company.
(b) You shall be solely responsible for determining the means, manner and methods by which you will perform your obligations under this Agreement.
(c) The Company will provide no training to you.
(d) The Company shall have no control or supervision over your working hours or work schedule.

(e) The Company will not provide unemployment insurance or workers’ compensation insurance for you.  You are not entitled to unemployment insurance benefits or workers’ compensation benefits under this Agreement and/or any other benefits customarily provided to employees.

(f) You are obligated to pay federal and state income taxes on any monies paid pursuant to this Agreement.  The Company will not withhold from your compensation any amounts of taxes of any kind.  You agree to indemnify the Company for any claims, costs, losses, fees, penalties, interest or damages suffered or incurred by the Company due to your failure to pay taxes as required by this Section.  The Company agrees to indemnify you for any claims, costs, losses, fees, penalties, interest or damages suffered or incurred by

WLT, LLC

December 31, 2019

you other than those which would have been incurred by you if you were classified as an employee.

7.Confidentiality.  You acknowledge that you have been exposed to and will be exposed to and have learned, and will continue to learn, a substantial amount of information, which is proprietary and confidential to the Company, whether or not you developed or created such information.  You acknowledge that such proprietary and confidential information may include, but is not limited to, trade secrets; acquisition or merger information; advertising and promotional programs; resource or developmental projects; plans or strategies for future business development; financial or statistical data; customer information, including, but not limited to, customer lists, sales records, account records, sales and marketing programs, pricing matters, and strategies and reports; and any Company manuals, forms, techniques, and other business procedures or methods, devices, computer software or matters of any kind relating to or with respect to any confidential program or projects of the Company, or any other information of a similar nature made available to you and not known in the trade in which the Company is engaged, which, if misused or disclosed, could adversely affect the business or standing of the Company (collectively, the "Confidential Information").  Confidential Information shall not include information that is generally known or generally available to the public through no fault of your own.  You agree that except as required (i) in the performance of the Services; or (ii) by court order, you will not at any time divulge to any person, agency, institution, company, or other entity any information which you know or have reason to believe is proprietary or confidential to the Company, including but not limited to the types of information described above, or use such information to the competitive disadvantage of the Company.  You agree that your duties and obligations under this Section 7 will continue until the later of twelve (12) months from the end of the Term of this Agreement or as long as the Confidential Information remains proprietary or confidential to the Company.

8.Conflicts.  You are not currently aware of any relationship that would create a conflict of interest with the Company in providing the Services.  During the Term, you will not provide services to any other real estate company which services may conflict with the Company’s business.

9.Indemnification.  The Company shall indemnify you and hold you harmless from and against all damages, liabilities, costs, expenses, claims and/or judgments, including, without limitation, reasonable attorneys' fees and disbursements (collectively the “Claims”) arising out of or resulting from the consulting services you provide under this Agreement; provided, however, the Company’s indemnification obligation under this Section 9, shall not apply to any Claims that result from or arise out of your gross negligence or willful misconduct.  In addition, the Company will cause you to be an insured party under its directors and officers insurance policy in place from time to time.

10.General.  Subject to Section 8, your services are not exclusive to the Company and you may perform the same or similar services for others, as well as engage in other business

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December 31, 2019

activities.  This Agreement sets forth the entire agreement between the parties and no promise, representation or inducement, except as herein set forth, has been made by either party to this Agreement.  No provision or term of this Agreement may be amended, modified, changed, altered, or waived except by written document executed by the parties hereto.  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provision(s) held to be unenforceable and the unenforceable provision(s) shall be replaced by mutually acceptable provision(s) which, being valid, legal and enforceable, come closest to the intention of the parties underlying the invalid or unenforceable provision.  This Agreement, and the obligations set forth herein, shall be binding on any and all successors and permitted assigns of the parties, including, without limitation, any corporation or other entity with or into which you or the Company is merged or consolidated, provided that neither party shall be permitted to assign this Agreement, in whole or in part, to any third party without the prior written consent of the other party.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed entirely therein, without regard to the conflict of laws provisions thereof.  This clause shall survive any termination of this Agreement.  Any notice or communication required or permitted under this Agreement shall be in writing and shall be deemed received (a) on the date personally delivered, (b) the next day after sending if sent by facsimile (with electronic confirmation of submission), email, Federal Express or any other next-day carrier service, or (c) the third day after mailing via first-class mail, return receipt requested, to a party at the address specified in this Agreement or such other address as designated from time to time.

11.Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement.  The parties agree that signatures to this Agreement may be transmitted by facsimile and such signatures shall be deemed to be originals for all purposes.

We look forward to working with you on this matter.  Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to me a copy of this Agreement.

12.Ownership of Work Product. The parties agree that all work product, information or other materials created and developed by you in connection with the performance of the Services under this Agreement and any resulting intellectual property rights (collectively, the “Work Product”) are the sole and exclusive property of the Company. The parties acknowledge that the Work Product shall, to the extent permitted by law, be considered a “work made for hire” within the definition of Section 101 of the Copyright Act of 1976, as amended, (the “Copyright Act”) or similar statute and that the Company is deemed to be the author and is the owner of all copyright and all other intellectual property rights therein. If

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the work product is not deemed to be a “work made for hire” under the Copyright Act or another similar statute (e.g., patent), then you hereby assigns to the Company all of your rights, title and interest in and to the Work Product, including but not limited to all copyrights, patents, trademarks, publishing rights and rights to use, reproduce and otherwise exploit the Work Product in any and all formats, media, or all channels, whether now known or hereafter created.

13.Non-Solicit.  You agree and covenant that for a period of 12 months following the termination of this Agreement, you will not, directly or indirectly, solicit any officer, director or employee, or any customer, client, supplier or vendor of the Company for the purpose of inducing such party to terminate its relationship with the Company in favor of you or another business or enterprise directly or indirectly in competition with the Company.

Sincerely,

UDR, Inc.
/s/ Thomas W. Toomey
Thomas W. Toomey
Chairman and Chief Executive Officer

Accepted and agreed to as of the
Effective Date:

WLT, LLC
/s/ Warren L. Troupe
Warren L. Troupe
Sole Member and Manager